Sub-Item 77Q1(d): Copies of Material
Amendments to the Trust's
Declaration of Trust Relating
to Sub-Item 77I

The terms of the Class A, Class C,
Institutional, Class IR and
Class R Shares for the Goldman Sachs
Strategic Income Fund (the Fund)
are described in Post-Effective Amendment
No. 249 to the Trust's
Registration Statement on Form N-1A filed with the Securities and Exchange
Commission on June 30, 2010
(Accession No. 0000950123-10-062676).
Amendment No. 57 to the Trust's Agreement and Declaration of Trust, dated June 17, 2010, which established the Fund as a new series of the Trust and Class A, Class C, Institutional,
Class IR and Class R
Shares of the Fund, is incorporated herein by reference to
Exhibit (a)(58) to Post-Effective Amendment
No. 249 to the Trust's
Registration Statement on Form N-1A filed with the Securities and
Exchange Commission on June 30, 2010
(Accession No. 0000950123-10-062676).

The terms of the Class IR Shares for
the Goldman Sachs Enhanced
Income Fund, Goldman Sachs Short
Duration Tax-Free Fund,
Goldman Sachs Municipal Income Fund,
Goldman Sachs High Yield
Municipal Fund, Goldman Sachs U.S.
Mortgages Fund, Goldman Sachs
Investment Grade Credit Fund, Goldman
Sachs Emerging Markets Debt Fund,
Goldman Sachs Local Emerging Markets
Debt Fund and Goldman Sachs Global
Income Fund (the Funds) are described
in Post-Effective Amendment
No. 252 to the Trust's Registration
Statement on Form N-1A filed
with the Securities and Exchange
Commission on July 29, 2010
(Accession No. 0000950123-10-069831).
Amendment No. 56 to the Trust's
Agreement and Declaration of Trust,
dated May 20, 2010, which established
Class IR Shares for each of the Funds,
is incorporated herein by reference
to Exhibit (a)(57) to Post-Effective
Amendment No. 249 to the Trust's
Registration Statement on Form N-1A filed with the Securities and Exchange
Commission on June 30, 2010
(Accession No. 0000950123-10-062676).